Exhibit 23.1

Independent Auditors' Consent

The Board of Directors and Stockholders
American Independence Corp.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-45335, 333-57337, 333-65593, 333-71887, 333-86415 and 333-38972) on Forms S-3 and (Nos. 333-78177, 333-80197, 333-84625, 333-33140 and 333-32962) on Forms S-8 of American Independence Corp. (formerly SoftNet Systems, Inc.) of our report dated March 2, 2004, relating to the consolidated balance sheets of American Independence Corp. and subsidiaries as of December 31, 2003 and September 30, 2002, the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2003, for the three months ended December 31, 2002 and for the years ended September 30, 2002 and 2001, and all related schedules, which report appears in the December 31, 2003, annual report on Form 10-K of American Independence Corp. Our report refers to a change in accounting in the three months ended December 31, 2002, as the Company adopted certain provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

New York, New York

March 30, 2004

/s/ KPMG LLP